EXHIBIT 9

                               SMART ONLINE, INC.

                               FIRST AMENDMENT TO
            CONVERTIBLE SECURED SUBORDINATED NOTE PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO CONVERTIBLE SECURED SUBORDINATED NOTE PURCHASE AGREEMENT (this "Agreement") is entered into this 12th day of August 2008, by and among Smart Online, Inc., a Delaware corporation (the "Company"), and each of the undersigned holders (the "Holders," and individually, a "Holder") of Secured Subordinated Convertible Promissory Notes (the "Notes") issued pursuant to that certain Convertible Secured Subordinated Note Purchase Agreement dated as of November 14, 2007, by and among the Company and the Investors referenced on Schedule A attached thereto (the "Original Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Purchase Agreement.

                                    RECITALS

     WHEREAS, the Original Purchase Agreement provides that the aggregate principal amount of the Notes which may be issued in Subsequent Closings of the sale of Notes under the Original Purchase Agreement shall be no more than $5,200,000, and the Company and the Holders desire to amend the Original Purchase Agreement to increase this amount by $6,800,000 to $12,000,000;

     WHEREAS, the Original Purchase Agreement requires that each Investor participate in Subsequent Closings equal to such Investor's pro rata share of the Subsequent Closing Amount, and the Company and the Holders desire to amend the Original Purchase Agreement to permit participation by some or all of the Investors in an amount to be determined by the Company and the Investors participating in such Subsequent Closing;

     WHEREAS, the Company and the Holders desire to make certain amendments to the representations and warranties of the Company made in the Original Purchase Agreement; and

     WHEREAS, Section 9(a) of each of the Original Purchase Agreement provides that any provision of the Agreement may be amended with the written consent of the Company and the Investors holding at least a majority of the aggregate outstanding principal amount of the Notes (the "Requisite Percentage").

     WHEREAS, the Holders constitute the Requisite Percentage necessary to amend the provisions of the Original Purchase Agreement.

     NOW, THEREFORE, in consideration of the promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

     1.   Amendments to Original Purchase Agreement.

     (a) Section 1(c) of the Original Purchase Agreement is hereby deleted and amended and restated in its entirety to read as follows:

     "(c) Subsequent Closing;  Delivery. Subject to compliance with federal and applicable  state  securities  laws, at any time after the date of this Agreement but on or prior to the third anniversary hereof, the Company may elect to sell and issue to the Investors, and, upon such election, the Investors shall purchase from the Company in one or more subsequent closings (each, a "Subsequent Closing"), additional Notes
     (the "Additional Notes"); provided that the aggregate principal amount of all Additional Notes issued in all Subsequent  Closings pursuant to this Agreement does not exceed $12,000,000. Each time the Company elects to sell Additional Notes in a Subsequent Closing, the Company shall provide to each Investor written notice of such election (the "Subsequent Closing Notice"), which notice shall include the aggregate principal amount of the Additional Notes the Company proposes to sell in such Subsequent Closing (which amount shall not be less than $500,000) (the "Subsequent Closing Amount"), the anticipated date upon which such Subsequent Closing will occur (which date shall not be more than fifteen (15) days after the Company provides such notice to the Investors) and the Investor's pro rata share of the Subsequent Closing Amount (which shall be calculated by dividing the principal amount of the Note purchased by such Investor in all prior Closings (as hereinafter defined) by the aggregate principal amount of all Notes purchased in all prior Closings). At each Subsequent Closing, each Investor shall purchase an Additional Note equal to such Investor's pro rata share of the Subsequent  Closing Amount, or such other amount as the Investors participating in such Subsequent Closing and the Company shall agree. If an Investor does not desire to participate in a Subsequent Closing (a "Nonparticipating  Investor"), it shall notify the other  Investors in writing and the other Investors may (but shall
     not  be  required   to)   purchase   the  amount   allocated   to  the
     Nonparticipating  Investor based on such  Investor's pro rata share of the Notes issued in prior Closings or in such amounts as shall be agreed by the Company and the Investors participating in such
     Subsequent    Closing    (the    "Participating    Investors").    The
     Nonparticipating  Investor  shall be  relieved  of its  obligation  to
     participate   in  a  Subsequent   Closing  only  to  the  extent  that
     Participating Investors have elected to purchase the Subsequent Closing Amount allocated to such Nonparticipating Investor. All such sales of Additional Notes shall be made on the terms and conditions set forth in this Agreement and the exhibits attached hereto. Any Additional Notes sold and issued pursuant to this Section 1(d) shall be deemed to be "Notes" for all purposes under this Agreement. Should any such sales be made, the Company shall prepare a revised Schedule I to this Agreement reflecting such sales. At each Subsequent Closing, the Company will deliver to each of the Investors participating in such Subsequent Closing the respective Note to be purchased by such Investor, against receipt by the Company of the corresponding Purchase Price set forth on
     Schedule I hereto. Each of the Notes will be registered in such Investor's name in the Company's records. The Initial Closing and each Subsequent Closing, if any, shall each be considered a "Closing" for the purposes of this Agreement and the date of each such Closing shall be a "Closing Date.""

     (b) The initial paragraph of Section 2 is hereby deleted and amended and restated in its entirety to read as follows:

     "Except as otherwise described in the Company's most recent Annual Report on Form 10-K (and any amendments thereto filed at least two (2) Business Days prior to the Closing Date), the Company's Quarterly Reports on Form 10-Q filed after the Company's most recent Annual Report on Form 10-K (if any) (and any amendments thereto filed at least two (2) Business Days prior to the Closing Date), the Company's Proxy Statement for its most recent Annual Meeting of Shareholders, and any of the Company's Current Reports on Form 8-K filed after the filing of the Company's most recent Form 10-Q or Form 10-K (and any amendments thereto filed at least two (2) Business Days prior to the Closing Date) (all collectively, the "SEC Reports"), the Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the applicable Closing Date, as follows:"

     (c) The first two sentences of Section 2(d) are hereby deleted and amended and restated in their entirety to read as follows:

     "The outstanding capital stock of the Company is as described in the Company's most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The Company has not made any material issuances of capital stock since the last day of the quarterly or annual period, as applicable, of the Company's most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, other than pursuant to the purchase of shares under the Company's employee stock equity plans and the exercise of outstanding warrants or stock options, in each case as disclosed in the SEC Reports, as well as the issuance of restricted shares to certain of its directors as part of its director compensation program and the issuance of restricted shares to certain of its employees under our 2004 Equity Compensation Plan."

     (d) Schedule 1 to the Original Purchase Agreement shall be amended to include the schedule set forth in Exhibit A hereto.

     2.   Ratification.   Except  as  specifically   amended  pursuant  to  this
Agreement, the Original Purchase Agreement remains in full force and effect in accordance with its terms.

     3. Validity. The parties agree that this Agreement is entered into in accordance with Section 9(a) of the Original Purchase Agreement.

     4. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws or choice of law provisions thereof.

     5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, successors and assigns.


                           [Signature page to follow]

                      [Signature page to First Amendment to
            Convertible Secured Subordinated Note Purchase Agreement]

     IN WITNESS WHEREOF, the parties have executed this First Amendment to Convertible Secured Subordinated Note Purchase Agreement as of the date first above written.

COMPANY:                            SMART ONLINE, INC.


                                    By: /s/ David E. Colburn
                                        ----------------------------------------
                                        Name:  David E. Colburn
                                        Title: President/CEO


HOLDERS:                            CRYSTAL MANAGEMENT LTD.


                                    By: /s/ Doron Roethler
                                        ----------------------------------------
                                        Name:  Doron Roethler
                                        Title: Beneficial Owner


                                    ATLAS CAPITAL S.A.


                                    By: /s/ Avy Lugassy
                                        ----------------------------------------
                                        Name:  Avy Lugassy
                                        Title: Member of the Management


                                    WILLIAM FURR

                                    --------------------------------------------


                                    THE BLUELINE FUND


                                    By:
                                        ----------------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                                   SCHEDULE I

                              Schedule of Investors
                   Subsequent Closing Held on August 12, 2008

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INVESTOR'S NAME AND ADDRESS                               Initial Closing
                                                          ---------------
                                                          Note Principal Amount

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Crystal Management Ltd.                                   US$250,000
Michal Raviv, Adv.
Gibor Sport House (28th floor)
7, Menahem Begin (Betzalel) St.
Ramat Gan 52521
Israel
Fax.: +972 (3) 575-5526

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Atlas Capital, S.A.                                       US$1,250,000
Rue du Rhone 118, CH - 1204
Geneve
Switzerland
Fax:
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Total:                                                    US$1,500,000
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